PROXY STATEMENT PURSUANT TO
              SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant
Check the appropriate box:
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[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            VEGA-ATLANTIC CORPORATION
                            -------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (1)  Title of each class of securities to which transaction applies:________.
     (2)  Aggregate number of securities to which transaction applies:________.
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          pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the
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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
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     or Schedule and the date of its filing.
     (1)  Amount previously paid:______
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


                            VEGA-ATLANTIC CORPORATION
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 20, 2000

     Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of Vega-Atlantic Corporation, a Colorado corporation (the "Company") will be held at 2:00 p.m. on December 20, 2000, at 435 Martin Street, Suite 2000, Blaine, Washington 98320, and any adjournments or postponements thereof (the "Special Meeting") for the following purposes:

     1. To adopt an amendment (the "Amendment") to the Company's Articles of Incorporation, as amended (the "Articles"), which would effect a reduction in the number of authorized shares of Common Stock from 500,000,000 shares of Common Stock to 100,000,000 shares of Common Stock, without having any effect upon the authorized, issued and outstanding shares of Common Stock;

     2. To authorize the Board of Directors to effect a reverse stock split of one-for-four (the "Reverse Stock Split") of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders with such post-split shares of Common Stock being referred to herein as the "New Common Stock";

     3. To elect the following three (3) persons to serve as directors of the Company until their successor shall have been elected and qualified:
          Grant Atkins, John Frederick William Bowles and Gary Powers;

     4. To ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending March 31, 2001; and

     5. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on October 23, 2000 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                         By Order of the Board of Directors

                                         Grant Atkins, President

November 6, 2000
Blaine, Washington

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.


                            VEGA-ATLANTIC CORPORATION
                          435 Martin Street, Suite 2000
                            Blaine, Washington 98320

                                 PROXY STATEMENT
                                      Dated
                                November 6, 2000

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 20, 2000

                                     GENERAL

     This Proxy Statement is being furnished to the Shareholders of Vega-Atlantic Corporation, a Colorado corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.00001 par value, of the Company (the "Common Stock"), for use at the Special Meeting of the Shareholders to be held at 2:00 P.M. on December 20, 2000, at 435 Martin Street, Suite 2000, Blaine, Washington 98320, and any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement, Notice of Special Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about November 22, 2000.

                       VOTING SECURITIES AND VOTE REQUIRED

     Only Shareholders of record at the close of business on October 23, 2000, (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, $0.00001 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 26,446,000 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the amendment to the Company's Articles of Incorporation in which the number of authorized shares of Common Stock is reduced from 500,000,000 to 100,000,000; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to authorize the Board of Directors to effect the Reverse Stock Split; (iii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the election of Grant Atkins, John Frederick William Bowles and Gary Powers as the directors of the Company; and (iv) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending March 31, 2001.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the amendment to the Company's Articles of Incorporation to reduce the number of authorized shares of Common Stock, "FOR" the Reverse Stock Split, "FOR" approval of the nominated individuals to the board of directors, and "FOR" approval of ratification of LaBonte & Co. as the independent public accountants of the Company, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall be been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                                   SHARES BENEFICIALLY OWNED
NAME                             POSITION      AMOUNT AND NATURE OF   PERCENT OF
                                               BENEFICIAL OWNERSHIP   OWNERSHIP
--------------------------------------------------------------------------------

Alexander W. Cox                Shareholder         3,000,000           11.3%
428-755 Burrard St.
Vancouver, British Columbia
V6Z 1X6 Canada

Pacific Rim Financial Inc.      Shareholder         1,450,000            5.5%
60 Market Square
P.O. Box 364
Belize City, Belize

Golden Thunder                  Shareholder         1,600,000            6.6%
 Resources Ltd.
938 Howe Street, Suite 402
Vancouver, British Columbia
V6Z 1N9 Canada

Investor Communications (1)     Shareholder         1,500,800            6.2%
 International, Inc.
435 Martin Street, Suite 2000
Blain, Washington 98320

All officers and directors (2)                        320,000            0.1%
 as a group (3 persons)

------------------------------

(1) The Company and Investor Communications International, Inc. ("ICI") entered into a two-year consulting services and management agreement dated April 1, 1999 (the "Consulting Agreement") whereby ICI will perform a wide range of management, administrative, financial, marketing and public company services including, but not limited to, the following: (i) international business relations and strategy development, (ii) investor relations and shareholder liaison, (iii) corporate public relations, press release and public information distribution, (iv) property exploration management, including administration of metallurgical development, metallurgical liaison, BLM liaison, engineering company liaison, drilling administration, geologist liaison, mapping, survey and catalogue, geostatistical liaison, environmental research, geological reports compilation and due diligence efforts, (v) administration, including auditor and legal liaison, media liaison, corporate minutebook maintenance and record keeping, corporate secretarial services, printing and production, office and general duties, and (vi) financial and business planning services, including capital and operating budgeting, banking, bookkeeping, documentation, database records, preparation of financial statements and creation of annual reports. ICI is not affiliated with any of the Company's officers, directors, key employees or other principal shareholders.

(2) Includes 100,000 shares which may be purchased by Grant Atkins upon exercise of options, 100,000 shares which may be purchased by Mr. Bowles upon exercise of options, and 100,000 shares which may be purchased by Herb Ackerman upon exercise of options.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the three fiscal years ended March 31st, of Grant Atkins, John Bowles and Herb Ackerman.

                                                                   LONG TERM
                                  ANNUAL COMPENSATION             COMPENSATION
                        --------------------------------------------------------
                                                      Other        Securities
Name and                Fiscal                        Annual       Underlying
Principal Position       Year    Salary   Bonus    Compensation      Options
--------------------------------------------------------------------------------
                         1998      -0-     -0-          -0-
Grant Atkins             1999      -0-     -0-       $ 3,000 (1)(2)
  President/Director     2000      -0-     -0-       $66,000 (3)     100,000 (4)

John Bowles              1998      -0-     -0-          -0-             -0-
  Director               1999      -0-     -0-          -0-             -0-
                         2000      -0-     -0-       $ 1,500         100,000 (4)

Herb Ackerman            1998      -0-     -0-          -0-             -0-
  Secretary              1999      -0-     -0-          -0-             -0-
                         2000      -0-     -0-          -0-          100,000 (4)
-----------------------

(1) Represents annual compensation based on fiscal year of April 1st to March 31st and paid according to individual contractual arrangements with the Company.

(2) During fiscal year ended March 31, 1999, the Company paid approximately $300,000 to Amerocan Marketing, Inc. ("Amerocan") for services rendered pursuant to a monthly management agreement during 1999. Of this amount, Grant Atkins received approximately $3,000 from Amerocan for work conducted relating to the management and administration of the Company.

(3) During fiscal year ended March 31, 2000, the Company paid approximately $679,500 to ICI for services rendered pursuant to the Consulting Agreement. The Company also issued to ICI shares of its Common Stock at $0.50 per share in exchange for settlement of the debt owed to ICI in the aggregate amount of $750,389. Of the $679,500 paid to ICI during fiscal year ended March 31, 2000, Grant Atkins received approximately $60,000 for work conducted relating to the management and administration of the Company.

(4) Represents stock options to purchase an aggregate of 100,000 shares at an exercise price of $0.25 per share that are exercisable until April 30, 2010. As of the date of this Statement, none of the options have been exercised by Messrs. Atkins, Bowles or Ackerman.

                         COMPENSATION PURSUANT TO PLANS

     Options and Warrants. A total of 1,950,000 shares of the Company's Common Stock, $0.000025 par value, have been reserved for issuance to officers, directors and consultants of the Company pursuant to the Company's existing non-qualified stock option plan (the "Stock Option Plan"). Options currently outstanding held by certain of the Company's officers, directors and current and/or former consultants allow for the purchase of the Company's restricted Common Stock at a price of $0.25 per share. According to the provisions of the Stock Option Plan, the Stock Option Plan is administered by the board of directors which determines the persons to be granted options, the number of shares subject to such options, the exercise price of such options and the option period, and the expiration date, if any, of such options. The exercise of an option may be less than fair market value of the underlying shares of Common Stock. No options granted under the Stock Option Plan will be transferable by the optionee other than by that provided by the Option Share Grant Agreement or will or the laws of descent and distribution, and each option will be exercisable only by such optionee. The options provide for adjustment of the number of shares issuable in the case of stock dividends or stock splits or combinations and adjustments in the case of recapitalization, merger or sale of assets.

                              CERTAIN TRANSACTIONS

     As of the date of this Proxy Statement, the Company has not entered into any contractual arrangements with related parties other than those transactions relating to the contractual arrangements with ICI and those resulting primarily from advances made by related parties to the Company and subsequent issuance of notes. Mr. Atkins is a director and the president of the Company, and is a member of the management team provided by ICI.

     There were no other transactions or series of transactions for the fiscal year ended March 31, 2000 nor are there any currently proposed transactions, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, five percent shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2000.

                                   PROPOSAL 1

                      PROPOSED AMENDMENT TO THE ARTICLES OF
                    INCORPORATION TO DECREASE THE AUTHORIZED
                             SHARES OF COMMON STOCK

     The Board of Directors has approved a resolution, subject to Shareholder approval, to amend the Company's Articles of Incorporation to decrease the total number of authorized shares of Common Stock from 500,000,000 shares of Common Stock to 100,000,000 shares of Common Stock. The form of amendment (the "Amendment") to the Articles of Incorporation is attached as Exhibit A, and reference is made to the Amendment for the complete terms thereof.

     The Company's Articles of Incorporation currently authorize the issuance of 520,000,000 shares. Five hundred million (500,000,000) are designated "Common Stock" and have a par value of $0.00001. Twenty million (20,000,000) are designated "Preferred Stock" and are without par value. As of October 23, 2000, 26,446,000 shares of Common Stock were issued and outstanding. The Amendment will not affect the number of shares of Common Stock issued and outstanding, but will only affect the total number of shares of Common Stock authorized for issuance by the Company. The Board of Directors believes that adoption of this Proposal will increase acceptance of the Company's Common Stock by the financial community and the investing public and, accordingly, should enhance shareholder value.

     If approved by the Shareholders, the Amendment to the Articles of Incorporation will decrease the Company's authorized capital stock to 100,000,000 shares of Common Stock from 500,000,000 shares of Common Stock.

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. If the Amendment is approved by the Shareholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Colorado. The filing will be made as soon as practicable following the approval of the Amendment by the Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Amendment to the Company's Articles of Incorporation to decrease the authorized shares of Common Stock from 500,000,000 shares to 100,000,000 shares, and each of the Resolutions with respect thereto set forth in Exhibit A hereto.

                                   PROPOSAL 2
                          PROPOSED REVERSE STOCK SPLIT

     The Board of Directors has authorized, subject to Shareholder approval, a Reverse Stock Split of one-for-four of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock.

     If the Reverse Stock Split is approved by the Shareholders at the Meeting, it will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In the Board's judgment, the Reverse Stock Split would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, the proposed public offering described below, on the likely effect on the market price of the Common Stock and other relevant factors.

     If approved by the Shareholders, the Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to December 31, 2000, upon filing the appropriate amendment to the Company's Articles of Incorporation with the Colorado Secretary of State. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split without further Shareholder action. The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit B.

Purposes And Effects Of The Reverse Stock Split
-----------------------------------------------

     Consummation of the Reverse Stock Split will alter the number of authorized shares of Common Stock, which will be reduced to 100,000,000 shares (assuming approval of Proposal 1 to reduce the authorized shares of Common Stock from 500,000,000 shares to 100,000,000 shares.)

     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol VGAA. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $0.20 per share. The Company intends to use its best efforts in the future to cause its shares of Common Stock to be approved for trading on the Nasdaq SmallCap Market (the "SmallCap Market"). The Company currently does not qualify for admission to the SmallCap Market because its per-share price of $0.20 (as of the close of trading on October 23, 2000) is below the $3.00 level required for admission to the SmallCap Market. Further, the Company's net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the SmallCap Market. Management believes that, based on future generation of revenues and offerings of Common Stock, the Company may eventually meet the net tangible assets requirement imposed by the SmallCap Market and the shareholder equity requirement imposed by the SmallCap Market. Management intends to effect a Reverse Stock Split at a level of one-to-four which it believes is sufficient to enable the Company in the future to meet such requirements for admission into the SmallCap Market. The Board of Directors believes that a Reverse Stock Split will result in attaining both of its goals of achieving a per-share price in excess of $3.00 and increasing the marketability and liquidity of the Company's Common Stock.

     Additionally, the Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     On the Record Date the number of record holders of the Common Stock was 87 and the number of beneficial holders of Common Stock was estimated to be approximately 400. The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on the SmallCap Market or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (26,446,000 shares as of the Record Date) and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options and warrants). The Common Stock will continue to be $0.00001 par value common stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

     Reverse Stock               Common Stock            Authorized and
         Split                   Outstanding          Unissued Common Stock

        1 for 4                   6,611,500                100,000,000

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, $0.00001 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The reverse split will qualify as a recapitalization described in
          Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Reverse Stock Split and each of the resolutions with respect thereto set forth in Exhibit B hereto.

                                   PROPOSAL 3
                          ELECTION OF THREE (3) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders or until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be no less than three (3) nor more than seven (7).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of who are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

Information Concerning Nominees
-------------------------------

     GRANT ATKINS has been a Director and the President of the Company since October 15, 1998. Mr. Atkins has also been a director and the secretary/treasurer of Intergold Corporation since September of 1998. For the past five years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. Industry experience includes a one-year role in 1998-99 as interim Chief Financial Officer of Emergency Communications for Southwest British Columbia ("E-Comm"). E-Comm is a $150 to $200 million (Canadian Dollar) radio and tri-service dispatch initiative and deployment for police, fire and ambulance for Southwest British Columbia, which has federal, provincial and municipal shareholders. During his tenure at E-Comm during its start-up phase, E-Comm raised in excess of $146,000,000 (Canadian Dollar) through debt financing from the Municipal Finance Authority in British Columbia. During 1998 and 1999, Mr. Atkins was a consultant through the private management consulting companies of Tristar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins was retained to conduct financial consulting and project coordination services for the British Columbia Ambulance Service on a part-time basis through 1999. Mr. Atkins has provided organization and controller duties to the Company since October of 1998.

     JOHN FREDERICK WILLIAM BOWLES, BSc., Ph.D, FGS, FIMM, CEng., CGeol., EurGeol. Dr. Bowles has been a director of the Company since November 23, 1999, and is a Mineralogist and Economic Geologist. Mr. Bowles graduated from the University of London with honors and earned both Bachelor and Doctorate degrees. In addition, Mr. Bowles has Chartered Engineer, Chartered Geologist, and European Geologist designations and has memberships and active association with the Mineralogical Society, the Mineralogical Society of America, and the Irish Association for Economic Geology. Mr. Bowles is a Fellow of the Mineralogical Society, the Geological Society, and the Institution of Mining and Metallurgy. Mr. Bowles retains honorary senior research fellowships with the Geology Department of Manchester University and the Department of Earth Sciences of Kingston University, both located in the United Kingdom. Mr. Bowles has authored over fifty scientific research papers during the past 25 years for numerous trade and industry publications worldwide. For the past 14 years, Mr. Bowles has acted as the managing director of Mineral Science Ltd. of Chesham, UK. Mineral Science Ltd. is an international geological and mineralogical consultancy specializing in the assessment of metalliferous minerals in relation to commercial mining operations.

     GARY J. POWERS has been the president and a director of Intergold Corporation, a Nevada corporation ("IGCO"), since September of 1998 and the president and a director of International Gold Corporation, a Nevada corporation and the wholly-owned subsidiary of IGCO, since September of 1998. Mr. Powers has worked in the public sector at a senior Canadian governmental level and has private sector experience in project development and business management. His background in the process of government and the needs of business will aid in the course of developing infrastructure and resources. Mr. Powers has devoted a substantial amount of time to the operations of IGCO during 1999. For the past six years, Mr. Powers has worked for Guest Investments Ltd. as a management and education consultant and for Helen Kupper Enterprises, Ltd. as a business manager.

Board Recommendation
--------------------

     The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.

                                   PROPOSAL 4
                          RATIFICATION OF SELECTION OF
                          LABONTE & CO. AS INDEPENDENT
                        PUBLIC ACCOUNTANTS OF THE COMPANY

     The Board of Directors has selected LaBonte & Co. as independent public accountants of the Company for the fiscal year ended March 31, 2001, and has further directed that the Company submit the selection of independent public accounts for ratification by shareholders at the Meeting of Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the ratification of the selection of LaBonte & Co. as independent public accountants of the Company for the fiscal year ended March 31, 2001.

                                     GENERAL

Other Matters
-------------

     The Board of Directors does not know of any matters that are to be presented at the Meeting of the Shareholders other than those stated in the Notice of Special Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals
---------------------

     If any shareholder of the Company intends to present a proposal for consideration at the Special Meeting of Shareholders and desires to have such proposal included in the proxy statement and forms of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, 435 Martin Street, Suite 2000, Blaine, Washington 98320, Attention: Secretary, not later than December 10, 2000.

                                          By Order of the Board of Directors


                                          Grant Atkins

                                    EXHIBIT A

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                            VEGA-ATLANTIC CORPORATION

     FIRST: The name of the Corporation is Vega-Atlantic Corporation.

     SECOND: Immediately upon the effectiveness of this amendment to the Corporation's Articles of Incorporation pursuant to the Colorado Business Corporation Act (the "Effective Time"), the number of authorized shares of Common Stock shall be decreased from 500,000,000 $0.00001 par value common shares to 100,000,000 $0.00001 par value common shares. This Amendment shall not affect the outstanding and issued shares of Common Stock in any way. This Amendment authorizes the officers of the Corporation to reduce the stated capital of the Corporation to reflect the change in outstanding shares of the Corporation.

     This Amendment shall be effectuated by striking in its entirety Article Third, paragraph (a) and by substituting in lieu thereof the following:

     "THIRD. (a) Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue is One Hundred Million shares. One Hundred Million (100,000,000) shares shall be designated "Common Stock", and shall have a par value of $.00001. Twenty Million (20,000,000) shares shall be designated "Preferred Stock", and shall be without par value, and shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine."

     THIRD: By written informal action, unanimously taken by the Board of Directors of the Corporation effective the 21st day of October, 2000, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended the amendment described above to the Corporation's Shareholders for their approval.

     FOURTH: Notice having been properly given to the Shareholders in accordance with Sections 7-107-105 and 7-110-103, at a meeting of Shareholders held on November 30, 2000, the number of votes cast for the amendment by the each voting group entitled to vote on the amendment was sufficient for approval by that voting group.


     IN WITNESS WHEREOF, Vega-Atlantic Corporation has caused these presents to be signed in its name and on its behalf by Grant Atkins, its President, and its corporate seal to be hereunder affixed and attested by Herb Ackerman, its Secretary, on this __ day of _________, 2000, and its President acknowledges that these Articles of Amendment are the act and deed of Vega-Atlantic Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                         VEGA-ATLANTIC CORPORATION

                                         By:____________________________
                                              Grant Atkins, President


                                         By:____________________________
                                              Herb Ackerman, Secretary

                                    EXHIBIT B

                             THE REVERSE STOCK SPLIT

     RESOLVED, that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following Resolutions if the Board determines in the exercise of their discretion that a Reverse Stock Split is in the best interests of the Company and the Shareholders and that a Reverse Stock Split is likely to result in an increase in the marketability and liquidity of the Common Stock.

     FURTHER RESOLVED, that, prior to December 31, 2000, and on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to November 24, 2000, effecting a reverse stock split of the Common Stock, Article V of the Company's Articles of Incorporation be amended by the addition of the following provision:

     "Simultaneously with the effective date of this amendment (the
     "Effective Date"), each share of the Company's Common Stock, $0.00001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof, into 1/4 of a share of the Company's outstanding Common Stock, $0.00001 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

     From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the Shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the Shareholders.

                                    EXHIBIT 1
                            VEGA-ATLANTIC CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 20, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Vega-Atlantic Corporation, a Colorado corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated November 6, 2000, and hereby appoints Grant Atkins with the power of substitution, as Attorney and Proxy to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Shareholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue thereof with respect to the following matters:

     1. Approval of the Proposal to amend (the "Amendment") the Company's Articles of Incorporation, as amended, which would effect a reduction in the number of authorized shares of $.00001 par value Common Stock from 500,000,000 shares to 100,000,000 shares, without having any effect upon the authorized, issued and outstanding shares of Common Stock or upon the par value of the Common Stock.

             FOR  /___/              AGAINST  /___/           ABSTAIN  /___/

     2. Approval of the Proposal to authorize the Board of Directors to effect a Reverse Stock Split of one-for-four of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders.

             FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

     3. Election of each of the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders or thereafter until their successors shall have been elected and qualified:

          Grant Atkins

             FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

          John William Frederick Bowles

             FOR /___/               AGAINST /___/           ABSTAIN /___/

          Gary Powers

             FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

     4. Ratification of the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending March 31, 2001.

             FOR /___/               AGAINST /___/           ABSTAIN /___/

     5. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals and FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending March 31, 2001.

Dated:________________________, 2000             ________________________

     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.